                                                                   Exhibit 10.64

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of ______________________, _____, by and between Meade Instruments Corp., a Delaware corporation (the "Company"), and _________________________________
("Employee").

                                   WITNESSETH:

      WHEREAS, the Company and Employee desire to enter into this Agreement to assure the Company of the continuing and exclusive service of Employee and to set forth the terms and conditions of Employee's employment with the Company.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

      1. TERM. The Company agrees to employ Employee and Employee hereby accepts such employment, in accordance with the terms of this Agreement, commencing ____________ ________ and continuing in effect until terminated pursuant to
Section 5 hereof.

      2. SERVICES AND EXCLUSIVITY OF SERVICES. So long as this Agreement shall continue in effect, Employee shall devote Employee's full business time, energy and ability exclusively to the business, affairs and interests of the Company and matters related thereto, shall use Employee's best efforts and abilities to promote the Company's interests and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of [the Board of Directors of the Company (the "Board")] [or] [the chief executive officer of the Company ("CEO")].

            Without the prior express written authorization of the Board, Employee shall not, directly or indirectly, during the term of this Agreement render services to any other person or firm for compensation or engage in any activity competitive with or adverse to the Company's business. Employee may serve as a director or in any other capacity of any business enterprise or any nonprofit or governmental entity or trade association, provided in each case that such service is approved by the Board. Notwithstanding the foregoing, Employee may make and manage personal business investments of Employee's choice and serve in any capacity with any civic, educational or charitable organization without seeking the approval of the Board, provided that such activities and services do not substantially interfere or conflict with the performance of the duties hereunder or create any conflict of interest with such duties.

      3. DUTIES AND RESPONSIBILITIES. Employee shall serve as
____________________________________________________________ of the Company for
the duration of this Agreement. In the performance of Employee's duties, Employee shall report directly to the [Board] [CEO] of the Company and shall be subject to the direction

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                                                                   Exhibit 10.64

of the [Board] [CEO] and to such limits on Employee's authority as the [Board] [CEO] may from time to time impose. During the term of this Agreement, Employee shall be based at the Company's principal executive offices in Orange County, California.

            Employee agrees to observe and comply with the rules and regulations of the Company and agrees to carry out and perform orders, directions and policies of the Company and its Board as they may be, from time to time, stated either orally or in writing. The Company agrees that the duties which may be assigned to Employee shall be usual and customary duties of the office(s) or position(s) to which Employee may from time to time be appointed or elected and shall not be inconsistent with the provisions of the charter documents of the Company or applicable law. Employee shall have such corporate power and authority as shall reasonably be required to enable Employee to perform the duties required in any office that may be held.

      4. COMPENSATION.

      (a) Base Compensation. During the term of this Agreement, the Company agrees to pay Employee a base salary at the rate of $_______________ per year, payable in accordance with the Company practices in effect from time to time (the "Base Salary").

      (b) Additional Benefits. Employee shall also be entitled to all rights and benefits for which Employee is otherwise eligible under any bonus plan (including any Performance Share Award under the Company's 1997 Stock Incentive
Plan), incentive agreement, participation or extra compensation plan, pension plan, profit-sharing plan, life, medical, dental, disability, or insurance plan (including, except as otherwise prohibited therein, the Company's Employee Stock Ownership Plan) or policy or other plan or benefit that the Company may provide for Employee or (provided Employee is eligible to participate therein) for employees of the Company generally, as from time to time in effect, during the term of this Agreement (collectively, all of the above shall be referred to as the "Additional Benefits").

      (c) Periodic Review. The [Board] [CEO] shall review Employee's Base Salary and Additional Benefits then being paid to Employee not less frequently than every twelve months. Following such review, the Company may in its discretion increase (but shall not be required to increase) the Base Salary or any other benefits, but may not decrease the Base Salary during the time Employee serves as ____________________________________.

      (d) Perquisites. Employee shall be entitled to three weeks paid vacation each twelve-month period, which shall accrue on a pro rata basis from the date employment commences under this Agreement. Vacation time will continue to accrue so long as Employee's total accrued vacation does not exceed six weeks. Should Employee's accrued vacation time reach six weeks, Employee will cease to accrue additional vacation until Employee's accrued vacation time falls below this level. All vacation time shall be subject to the plans, policies, programs and practices as in effect generally with respect to other peer employees of the Company.

      5. TERMINATION. This Agreement and all obligations hereunder (except the obligations contained in Sections 8, 9, 10, 11, 12 and 13 (Confidential Information, Inventions and Patents, Non-Competition, No Solicitation of Customers, Noninterference with Employees

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                                                                   Exhibit 10.64

and Assistance in Patent Applications) which shall survive any termination hereunder) shall terminate upon the earliest to occur of any of the following:

      (a) Voluntary Termination. The voluntary termination by Employee or retirement from the Company in accordance with the normal retirement policies of the Company.

      (b) Death or Disability of Employee. Employee's employment shall be terminated upon the death or Disability (as defined below) of Employee. In such instance, except as set forth below, all obligations hereunder to Employee (or Employee's heirs or legal representatives) shall cease, other than for (i) payment of the sum of (A) Employee's annual Base Salary through the date of termination to the extent not theretofore paid, (B) any bonus or other cash compensation agreement for the pro rata amount earned through the date of termination, (C) compensation previously deferred by Employee (together with any accrued interest or earnings thereon), and (D) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (A), (B), (C) and (D) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to Employee or Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days after the date of termination or any earlier time required by applicable law; and (ii) payment to Employee or Employee's estate or beneficiary, as applicable, of any amount due pursuant to the terms of any applicable benefit plan. Notwithstanding the above, if Employee is terminated for disability, the Company shall continue, until Employee dies, Employee recovers from such disability and returns to full-time service, or 24 months after the date of such notice, whichever first occurs, to pay Employee 100% of the Base Salary payable to Employee immediately prior to the disability, minus the amount of any cash payments to Employee under the terms of the Company's disability insurance or other disability benefits provided by the Company. If Employee's death occurs while receiving payments under this Section 5(b), such payments shall cease upon the death of Employee. For the purposes of this Agreement, disability shall mean the absence of Employee performing Employee's duties with the Company on a full-time basis for a period of six months, as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably).

      (c) Cause. The Company may terminate Employee's employment and all of Employee's rights to receive Base Salary and any Additional Benefits hereunder for Cause. For purposes of this Agreement, the term "Cause" shall be defined as any of the following; provided, however, that the Company must determine the presence of such Cause in good faith:

            (i) Willful misconduct by Employee which materially and demonstrably injures the Company, including (1) Employee's material breach of any material duties and responsibilities under this Agreement (other than as a result of incapacity due to Employee's disability), (2) Employee's commission of a material act of fraud upon the Company or (3) Employee's immoderate use of alcoholic beverages or narcotics or other substance abuse. For purposes of this paragraph, no act or failure to act on the part of Employee shall be considered "willful" unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that Employee's action or omission was in the best interest of the Company;

            (ii) Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for a felony or any crime which

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                                                                   Exhibit 10.64

materially adversely affects the Company and/or its reputation in the community and which involves moral turpitude or is punishable by imprisonment in the jurisdiction involved.

            (iii) Employee's willful failure or refusal to perform Employee's duties or responsibilities under this Agreement or Employee's material violation of any duty of loyalty to the Company or a material breach of Employee's fiduciary duties.

      (d) Without Cause. Notwithstanding any other provision of this Section 5, the Company shall have the right to terminate Employee's employment with the Company without cause at any time, but in the event of such termination without cause, Employee shall be entitled to receive a lump-sum payment equal to the value of Employee's Base Salary and all Additional Benefits for a period of one year (including the value of any bonus, benefit or other cash incentive which would have been paid to or received by Employee had Employee not been terminated during the term of this Agreement) provided under this Agreement. Such lump-sum payment to Employee representing the value of all such Base Salary and Additional Benefits shall be paid to Employee within 30 days of the date of such termination; provided, however, that if the Company is unable (in good faith) to determine the full value of any Additional Benefits until the end of the fiscal year in which the termination takes place (or any other future time period), then the Company shall pay to Employee that amount of the Additional Benefits that the Company and Employee are able to reasonably determine is due to Employee and any additional amount to be paid to Employee pursuant to the final determination of such Additional Benefits shall be paid to Employee with 10 days after the determination of the amount thereof. Notwithstanding the above, the Company shall determine and pay to Employee the final amount due to Employee under any Additional Benefit not later than 90 days after the termination of the fiscal year ending immediately after the termination of this Agreement.

      (e) Good Reason. In the event Employee voluntarily terminates his employment pursuant to Section 5(a) hereof, and such termination is made by Employee for Good Reason, the following shall apply. Regardless of whether a resignation occurs prior to, coincident with or after a "Change in Control," Good Reason" shall mean:

            (i) The material failure by the Company to fulfill its obligations under this Agreement, to the extent not remedied in a reasonable period of time after the receipt of written notice by the Employee specifying the material failure by the Company. Any reduction or attempted reduction by the Company (to the extent such reduction is not made equally to all employees of a substantially equal level or position) in Employee's Base Salary or Additional Benefits as in effect on the date hereof or as the same may be increased from time-to-time or the taking of any action by the Company that would substantially diminish the aggregate value of Employee's compensation, including any bonus, incentive or other compensation awards, retirement benefits, employment terms, severance terms or other fringe benefits from the levels in effect prior to the date hereof is deemed material.

            (ii) The Company's requiring Employee to be based at any office or location which increases the distance from Employee's home to the office or location by more than 30 miles from the distance in effect at the beginning of the term of this Agreement.

                                                                   Exhibit 10.64

            If Employee terminates his or her employment with the Company for Good Reason, then Employee shall be entitled to receive a lump sum payment equal to that paid to Employee under Section 5(d) hereof.

      6. BUSINESS EXPENSES. During the term of this Agreement, to the extent that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by the Company (whether or not fully deductible by the Company) for federal income tax purposes as ordinary and necessary business expenses, the Company shall reimburse Employee promptly for reasonable business expenditures, including travel, entertainment, parking, business meetings, and professional dues, made and substantiated in accordance with the reasonable policies, practices and procedures established from time to time by the Company generally with respect to other peer employees and incurred in the pursuit and furtherance of the Company's business and good will.

      7. CHANGE IN CONTROL. If there should occur a "Change in Control" of the Company (or any successor), as defined below, then Employee, without limitation on any other rights hereunder, may, within 12 months after first receiving notice (which may be oral) of such event, elect to retire from full-time service to the Company. In the event of such election by Employee, Employee shall receive a lump sum payment equal to the greater of (i) 2.99 times Employee's highest annual amount of compensation (including Base Salary and Additional Benefits) during the preceding three fiscal years, or (ii) 2.99 times the Employee's Base Salary and Additional Benefits, including the full targeted amount of any bonus or incentive agreement for the fiscal year in which the Employee's resignation or discharge occurs.

      Notwithstanding anything contained in this Agreement to the contrary, to the extent that any payment or distribution of any type to or for Employee by the Company or any of its affiliates, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (including, without limitation, any accelerated vesting of stock options or restricted stock granted by the Company pursuant to this Agreement or otherwise) (collectively, the "Total Payments") is or will be subject to the excise tax imposed under
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the Total Payments shall be reduced (but not below zero) so that the maximum amount of the Total Payments (after reduction) shall be one dollar ($1.00) less than the amount which would cause the Total Payments to be subject to the excise tax imposed by Section 4999 of the Code; provided, however, that such reduction to the Total Payments shall be made only if the total after-tax benefit to Employee (as determined Employee's sole discretion) is greater after giving effect to such reduction than if no such reduction had been made. Unless Employee shall have given prior written notice to the Company to effectuate a reduction in the Total Payments in a manner other than as set forth below, if such a reduction is required, the Company shall reduce or eliminate the Total Payments by first reducing or eliminating any cash severance benefits, then by reducing or eliminating any accelerated vesting of stock options, then by reducing or eliminating any accelerated vesting of restricted stock, then by reducing or eliminating any other remaining Total Payments. The preceding provisions of this Section 7 shall take precedence over the provisions of any other plan, arrangement or agreement governing Employee's rights and entitlements to any benefits or compensation.

                                                                   Exhibit 10.64

      As a result of the uncertainty in the application of Sections 280G and 4999 of the Code at the time of the determination of whether a reduction to the Total Payments is required, it is possible that Total Payments to Employee which will not have been made by the Company (if a reduction to the Total Payments is made in accordance with the preceding paragraph) should have been made ("Underpayment"). Any such Underpayment shall be promptly paid by the Company to or for the benefit of Employee. In the event that a reduction to the Total Payments is required in accordance with the preceding paragraph and all or a portion of the Total Payments actually made to Employee (after reduction) shall be determined to result on the imposition of any tax under Section 4999 of the Code, the Employee shall promptly reimburse the Company for the amount of such excess together with interest on such amount (at the same rate as is applied to determine the present value of payments under Section 280G or any successor thereto), from the date the reimbursable payment was received by Employee to the date the same is repaid to the Company.

      For purposes of the foregoing provisions, a "Change in Control" means, and shall be deemed to have taken place, if (1) any person or entity or group of affiliated persons or entities, including a group which is deemed a "person" by
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly,, through merger or otherwise, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new Board member was approved by a vote of at least three-fourths (3/4) of the Board members then still in office who were Board members at the beginning of such period.

      8. CONFIDENTIAL INFORMATION. Employee acknowledges that the nature of Employee's engagement by the Company is such that Employee shall have access to information of a confidential nature which has great value to the Company and which constitutes a substantial basis and foundation upon which the business of the Company is based. Such information includes financial, manufacturing and marketing data, techniques, processes, formulas, developmental or experimental work, work in process, methods, trade secrets (including, without limitation, customer lists and lists of customer sources), or any other secret or confidential information relating to the products, services, customers, sales or business affairs of the Company or any of its subsidiaries (the "Confidential Information"). Employee acknowledges that the Confidential Information constitutes trade secrets of the Company. Employee shall keep all such Confidential Information in confidence during the term of this Agreement and at any time thereafter and shall not disclose any of such Confidential Information to any other person, except to the extent such disclosure is (i) necessary to the performance of this Agreement and in furtherance of the Company's best interests, (ii) required by applicable law, (iii) lawfully obtainable from other sources, or (iv) authorized by the Company. Upon termination of Employee's employment with the Company, Employee shall deliver to the Company, or certify to the Company of the destruction of, all documents, records, notebooks, work papers, and all similar material containing any of the foregoing information, whether prepared by Employee, the Company or anyone else.

      9. INVENTIONS AND PATENTS. Except as may be limited by Section 2870 of the California Labor Code, all inventions, designs, improvements, patents, copyrights and

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                                                                   Exhibit 10.64

discoveries conceived by Employee during the term of this Agreement which are useful in or directly or indirectly related to the business of the Company or to any experimental work carried on by the Company, shall be the property of the Company. Employee will promptly and fully disclose to the Company all such inventions, designs, improvements, patents, copyrights and discoveries (whether developed individually or with other persons) and shall take all steps necessary and reasonably required to assure the Company's ownership thereof and to assist the Company in protecting or defending the Company's proprietary rights therein.

      Employee acknowledges hereby receipt of written notice from the Company pursuant to California Labor Code Section 2872 that this Agreement (to the extent it requires an assignment or offer to assign rights to any invention of Employee) does not apply fully to an invention which qualifies fully under California Labor Code Section 2870.

      10. NON-COMPETITION. Employee acknowledges that the Confidential Information constitutes trade secrets of the Company, and Employee acknowledges that the following is necessary to protect the Confidential Information:
Employee agrees that during the term of Employee's employment, and for a period of one year thereafter, Employee shall not, directly or indirectly, whether as an owner, partner, shareholder, agent, employee, creditor, or otherwise, promote, participate or engage in any activity or other business competitive with the business of the Company or any of its subsidiaries in any jurisdiction in which the Company or any of its subsidiaries operates at the time of such termination if such activity or other business involves any use by the Employee of any of the Confidential Information.

      11. NON-SOLICITATION OF CUSTOMERS. Employee acknowledges that the Confidential Information constitutes trade secrets of the Company, and Employee acknowledges that the following is necessary to protect the Confidential
Information: Employee agrees that for a period of one year after the termination of employment with the Company or any of its subsidiaries, Employee will not, on behalf of Employee or on behalf of any other individual, association or entity, call on any of the customers of the Company or any of its subsidiaries for the purpose of soliciting or inducing any of such customers to acquire (or providing to any of such customers) any product or service provided by the Company or any of its subsidiaries, nor will Employee in any way, directly or indirectly, as agent or otherwise, in any other manner solicit, influence or encourage such customers to take away or to divert or direct their business to Employee or any other person or entity by or with which Employee is employed, associated, affiliated or otherwise related.

      12. NONINTERFERENCE WITH EMPLOYEES. Employee acknowledges that the Confidential Information constitutes trade secrets of the Company, and Employee acknowledges that the following is necessary to protect the Confidential
Information: Employee agrees that during the term hereof and for a period of one year thereafter, Employee will not, directly or indirectly, solicit any employee of the Company or any of its subsidiaries to leave such employment.

      13. ASSISTANCE IN PATENT APPLICATIONS. Employee agrees to assist the Company in obtaining United States or foreign letters patent and copyright registrations covering inventions assigned hereunder to the Company and that Employee's obligation to assist the Company shall continue beyond the termination of Employee's employment but the Company shall compensate Employee at a reasonable rate for time actually spent by Employee

                                                                   Exhibit 10.64

at the Company's request with respect to such assistance. If the Company is unable because of Employee's mental or physical incapacity or for any other reason to secure Employee's signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions assigned to the Company, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact to act for and in Employee's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Employee now or hereafter may have for infringement of any patent or copyright resulting from any such application for letters patent or copyright registrations assigned hereunder to the Company. Employee will further assist the Company in every way to enforce any copyrights or patents obtained including, without limitation, testifying in any suit or proceeding involving any of the copyrights or patents or executing any documents deemed necessary by the Company, all without further consideration but at the expense of the Company. If Employee is called upon to render such assistance after the termination of Employee's employment, then Employee shall be entitled to a fair and reasonable per diem fee in addition to reimbursement of any expenses incurred at the request of the Company.

      14. INDEMNITY. In addition to any other separate agreement with the Company concerning indemnification, to the fullest extent permitted by applicable law and the bylaws of the Company, as from time to time in effect, the Company shall indemnify Employee and hold Employee harmless for any acts or decisions made in good faith while performing services for the Company, and the Company shall use its best efforts to obtain coverage for Employee (provided the same may be obtained at reasonable cost) under any liability insurance policy or policies now in force or hereafter obtained during the term of this Agreement that cover other officers of the Company having comparable or lesser status and responsibility. To the same extent, the Company will pay and, subject to any legal limitations, advance all expenses, including reasonable attorneys' fees and costs of court approved settlements, actually and necessarily incurred by Employee in connection with the defense of any action, suit or proceeding and in connection with any appeal thereon, which has been brought against Employee by reason of Employee's service as an officer or agent of the Company.

      15. REMEDIES. The parties hereto agree that the services to be rendered by Employee pursuant to this Agreement, and the rights and privileges granted to the Company pursuant to this Agreement, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Employee of any of the terms of this Agreement will cause the Company great and irreparable injury and damage. Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Employee. This Section 15 shall not be construed as a waiver of any other rights or remedies which the Company may have for damages or otherwise.

      16. SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

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                                                                   Exhibit 10.64

      17. SUCCESSION. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise. The obligations and duties of Employee hereunder are personal and otherwise not assignable. Employee's obligations and representations under this Agreement will survive the termination of Employee's employment, regardless of the manner of such termination.

      18. NOTICES. Any notice or other communication provided for in this Agreement shall be in writing and sent if to the Company to its principal executive office at:

      Meade Instruments Corp.
      6001 Oak Canyon
      Irvine, California 92618
      Phone: (949) 451-1450; Facsimile: (949) 451-1460
      Attention: General Counsel

or at such other address as the Company may from time to time in writing designate, and if to Employee at such address as Employee may from time to time in writing designate. Each such notice or other communication shall be effective
(i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 18 and a verification of receipt is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

      19. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements, undertakings, commitments and practices relating to Employee's employment by the Company.

      20. AMENDMENTS.No amendment or modification of the terms of this Agreement shall be valid unless made in writing and duly executed by both parties.

      21. WAIVER. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

      22. GOVERNING LAW. This Agreement, and the legal relations between the parties, shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law doctrines All actions or proceedings under or relating to this Agreement will be resolved in a state or federal court located in Orange County, California; provided, however, that in the Company's discretion, such an action may be heard in some other place designated by it if necessary to acquire jurisdiction over third persons so that the dispute can be resolved in one action. Each party hereby (i) agrees to submit to the exclusive jurisdiction of the federal and state courts located in Orange County, California, (ii) agrees to appear in any such action, (iii) consents to the exclusive jurisdiction of such courts and (iv) waives any objections it might have as to exclusive venue in any such court. Service of

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                                                                   Exhibit 10.64

process may be made in any action, suit or proceeding by mailing or delivering a copy of such process to a party at its address and in the manner set forth in the Notice Section contained herein.

      23. WAIVER OF JURY TRIAL.

      THE COMPANY AND EMPLOYEE HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE EMPLOYMENT RELATIONSHIP BETWEEN THEM OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR SUCH RELATIONSHIP. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court or that relate to the subject matter of this Agreement, including without limitation, contract claims, tort claims, breach of duty claims, wrongful termination claims, claims for discharge in violation of public policy, claims of discrimination and all other common law and statutory claims, to the maximum extent permitted by law. The Company and Employee each acknowledge that this waiver is a material inducement to enter into this Agreement, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. THE COMPANY AND EMPLOYEE FURTHER WARRANT AND REPRESENT THAT EACH HAS HAD AN OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING SUCH OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT MODIFICATIONS TO OR EXTENSIONS OF THIS AGREEMENT. In the event of arbitration or litigation, this Agreement may be filed as a written consent to arbitration or to a trial by the court.

      24. ARBITRATION. As a material inducement to enter into this Agreement, Employee and the Company each hereby agree that any "Claims" or "Controversies" (as defined below) arising out of or in respect to this Agreement (or its validity, interpretation or enforcement), or Employee's employment or termination, that Employee may have against the Company or it officers, directors, employees, or agents, in their capacity as such, or that the Company may have against Employee, shall be resolved solely through binding arbitration. EMPLOYEE AND THE COMPANY EACH HEREBY ACKNOWLEDGE THAT THIS AGREEMENT TO ARBITRATE MEANS THAT EMPLOYEE AND THE COMPANY ARE RELINQUISHING HIS/HER/ITS RIGHTS TO EITHER A JURY TRIAL OR COURT TRIAL FOR THE RESOLUTION OF ANY CLAIMS THAT EMPLOYEE AND THE COMPANY MAY HAVE AGAINST THE OTHER.

      "Claims" or "Controversies" arising out of this Agreement or Employee's employment or termination means and includes all claims for breach of this Agreement, harassment and/or discrimination (including sexual harassment and harassment or discrimination based on race, color, religion, age, sex, sexual orientation, ancestry, national origin, marital status, military service, pregnancy, physical or mental disability, medical condition or any other protected class or condition), breach of any contract or covenant (express or implied), tort claims, wrongful termination, whistle-blowing and all other claims relating to this Agreement or Employee's employment or termination, except that claims covered by the Workers' Compensation Act and claims for unemployment benefits are not covered by this agreement to arbitrate.

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

                                                                   Exhibit 10.64

      All Claims or Controversies shall be submitted to a single neutral arbitrator. The arbitration shall take place in Orange County, California, unless otherwise mutually agreed. The arbitrator shall be mutually agreed-upon by Employee and the Company. If Employee and the Company cannot agree upon an arbitrator, the selection process shall be governed by the employment arbitration rules and procedures of the American Arbitration Association ("AAA"). Regardless of the arbitrator chosen, the arbitration proceedings shall be governed by the then current AAA procedural rules, except that if a contrary rule exists: (1) all monetary or provisional remedies available under applicable state or federal statutory law or common law will remain available to both parties, (2) except as mutually agreed upon by the parties, there will be no limitation on discovery beyond that which exists in cases litigated in Orange County Superior Court and (3) the California Rules of Evidence shall apply to the arbitration hearing.

      In connection with any arbitration proceeding commenced hereby, the prevailing party shall be entitled to reimbursement of its reasonable attorney's fees and costs, including arbitrator fees. This agreement to arbitrate and arbitration procedure is intended to be the exclusive method of resolving all Claims or Controversies as described above between Employee and the Company and judgment upon the award rendered by the arbitrator hereunder may be entered in any court having jurisdiction thereof.

      25. WITHHOLDING. All compensation payable hereunder, including salary and other benefits, shall be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

      26. COUNTERPARTS. This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

      27. HEADINGS. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

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

                                                                   Exhibit 10.64


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             MEADE INSTRUMENTS CORP.

                             By ____________________________________

                             Its ___________________________________

                             EMPLOYEE

                              __________________________________
                                         [name]

                             __________________________________

                             __________________________________

                             __________________________________

                                       [address]

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